FOURTH AMENDMENT TO FIFTH RESTATED AND AMENDED
                     REVOLVING CREDIT AND SECURITY AGREEMENT
                     ---------------------------------------


     This Fourth Amendment To Fifth Restated And Amended Revolving Credit And Security Agreement (the "Fourth Amendment"), dated as of this 7th day of May, 2001, among the undersigned, amends that certain Fifth Restated And Amended Revolving Credit And Security Agreement, dated as of May 5, 2000 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrowers, the Agent, individually and as agent for itself and each of the other Lenders, and the Lenders (as such terms are defined in the Credit Agreement).

     Reference is made to the following facts:

     A. The Borrowers, the Agent and the Lenders have entered into the Credit Agreement pursuant to which the Lenders have, on the terms and subject to the conditions stated therein, made Loans to the Borrowers;

     B. The Borrowers have requested among other things that the Agent and Lenders amend certain provisions contained in the Credit Agreement and the Agent and Lenders are willing to do so on the terms and conditions of this Fourth Amendment.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of the Borrowers by the Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto hereby agree as follows:

     Section 1. Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

     Section 2. Amendments to the Credit Agreement. Subject to satisfaction of the conditions precedent as set forth in Section 11 below, the Credit Agreement is hereby amended as follows:

     2.1. Section 1.11 of the Credit Agreement is deleted in its entirety and amended to read as follows:

     "1.11 'Borrowing Base' shall mean an amount equal to the sum of (x) the Borrowing Base Percentage of the Net Outstanding Amount of Base Accounts,
     (y) the Borrowing Base Percentage of the Net Security Value of Base Inventory, and (z) 55% of the Eligible Documentary Letters of Credit (provided that for purposes of clauses (y) and (z) of this Section, the aggregate amount determined by such percentages plus the aggregate amount of any outstanding Overadvances shall not exceed the sum of $120,000,000), minus the sum of (a) (i) $2,147,660 until such time as the Jacobs Loan has been made, and (ii) $5,000,000 after such time, and (b) reserves in such amounts, and with respect to such matters, as Agent shall deem necessary or appropriate, in its sole credit judgment including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in


                                       -1
     the ordinary course of Borrowers' business; (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow moving Inventory; (iv) other sums chargeable against Borrowers' Loan Account as Revolving Loans under any section of this Agreement; (v) amounts owing by Borrowers to any Person to the extent secured by a lien on, or trust over, any property of Borrowers; and (vi) such other matters, events, conditions or contingencies as to which Agent, in its sole credit judgment, determines reserves should be established from time to time hereunder. Whenever the Borrowing Base is used as a measure of loans it shall be computed as of, and the loans referred to shall be those reflected in the Loan Account at, the time in question."

     2.2. Section 1.21 of the Credit Agreement is deleted in its entirety and amended to read as follows:

     "1.21 'Commitment Percentage' shall mean in relation to each Lender the percentage set forth opposite its name below:

                  Lenders           Commitment Percentage
                  -------           ---------------------
                  FCC                     27.01518%
                  ANB                     16.52305%
                  Allfirst                8.10456%
                  DCC                     8.10456%
                  LBC                     6.48365%
                  KCC                     8.10456%
                  BLT                     5.40304%
                  Webster                 6.75380%
                  Mellon                  13.50760%"

     2.3. Section 1.54 of the Credit Agreement is deleted in its entirety and amended to read as follows:

     "1.54 'Maturity Date' shall mean (a) September 4, 2001, or (b) as such Maturity Date may be otherwise accelerated under the terms of Section 7.1 or under any provision of any Loan Document."

     2.4. Section 1.55 of the Credit Agreement is deleted in its entirety and amended to read as follows:

     "1.55 'Maximum Amount' shall mean $180,081,040."

     2.5. Section 2.5 of the Credit Agreement is deleted in its entirety and amended to read as follows:

     "2.5 Interest on Revolving Loans. Subject to the terms of Section 2.6 and
     Section 2.7 hereof, the Revolving Loans shall bear interest at a rate per annum equal to 1.75% (the "Base Rate Margin") above the Base Rate in effect from time to time. If any Loan or any portion thereof is not paid when due, so long as any overdue amount remains unpaid, then the unpaid balance of such Loan shall bear interest, in lieu of interest otherwise payable, to the extent permitted by law, compounded monthly at an interest rate 4% above the Base Rate in effect from time to time after such Loan or any portion thereof becomes overdue. Interest on Loans based on the Base Rate shall be payable, jointly and severally, by the Borrowers to the Agent monthly in arrears on the first Business Day of each month. Any change in the Base Rate shall result in a change on the same day in the rate of interest to accrue from and after such day on the unpaid balance of principal of the Loans. Interest accruing on the unpaid balance of the Loans from time to time shall be calculated on the basis of a 360-day year for the actual number of days elapsed."

     2.6. Section 2.6(i) of the Credit Agreement is deleted in its entirety and amended to read as follows:

      "2.6  Eurodollar Interest Rate Option.
            --------------------------------

        (i) At the option of the Borrowers, so long as no Event of Default or Default has occurred and is then continuing, the Borrowers may elect from time to time prior to thirty (30) days before the Maturity Date to have all or a portion of the unpaid principal amount of any Revolving Loan bear interest during any particular Interest Period at the Euroloan Rate (as hereinafter defined); provided that: (i) the number of any such portions with respect to which such an election has been made remaining outstanding at any point in time does not exceed three (3), and (ii) any such portion of any Revolving Credit Loan shall be in an amount not less than $5,000,000 or some greater integral multiple of $500,000 with respect to any single Interest Period. Any election by the Borrowers to have interest calculated at the Euroloan Rate shall be made by notice (which shall be irrevocable) to the Agent at least three (3) Business Days prior to the first day of the proposed Interest Period, specifying the Euroloan Rate Amount and the duration of the proposed Interest Period (which must be for one full month and no other period). Any such election of a Euroloan Rate shall lapse at the end of the expiring Interest Period unless extended by a further election notice as provided herein. Each Euroloan Rate Amount shall bear interest during each Interest Period relating thereto at an annual rate (the "Euroloan Rate") equal to the Eurodollar Rate plus 3.5% (the "Euroloan Rate Margin"). Interest on each Euroloan Rate Amount shall be payable on the last day of each Interest Period relating thereto."

     2.7. A. Section 5.1(vii) of the Credit Agreement is deleted in its entirety and amended to read as follows:

        "(vii) within 60 days prior to the beginning of each fiscal year, consolidated and, if required by the Agent, consolidating projections for the Borrowers separating out the Parent and its Subsidiaries on the one hand from Distributors and its Subsidiaries on the other hand, for the next three fiscal years beginning with such fiscal year, including projected balance sheets, income statements, cash flow statements and such other statements as the Agent may reasonably request and in form and substance satisfactory to the Agent, all prepared on a basis consistent with the financial statements required by clause
(i), with the first year of such three year projections being on a monthly basis and including a detailed analysis of availability, and with the second and third years of such projections being on an annual basis;"

        B. Section 5.1(viii) of the Credit Agreement is deleted in its entirety and amended to read as follows:

        "(viii) as soon as available to the Borrowers, reports (in form satisfactory to the Agent) of the value of the Borrowing Base including without limitation (a) Account Receivable reports daily within one Business Day; (b) Inventory reports semi-monthly as of the first and fifteenth of each month within fifteen days of each such date; (c) Account Receivable aging reports monthly within fifteen days of the end of each month; and (d) detailed accounts payable agings and detailed schedules identifying ineligible Accounts Receivable and Inventory (as contemplated hereby) monthly within fifteen days of the end of each month (or at such other times as requested by Agent);"

     2.8. Section 5.18 of the Credit Agreement is deleted in its entirety and amended to read as follows:

     "5.18 Inspection by the Agent. The Borrowers will permit the Agent or its designees, to visit and inspect the properties of the Borrowers and their Subsidiaries, to examine and make copies of and take abstracts from the books and records of the Borrowers and any Subsidiaries, at Borrowers' expense, and to discuss the affairs, finances, assets, eligible collateral and accounts of the Borrowers and any Subsidiaries with appropriate officers, all as determined by Agent in its sole discretion. The Borrowers shall also permit the Agent to arrange for verification of Accounts Receivable, under reasonable procedures, directly with account debtors or by other methods."

     2.9. Section 5.26 of the Credit Agreement is deleted in its entirety and amended to read as follows:

        "5.26 Interest Coverage. The Borrowers will not permit the ratio of the Borrowers' consolidated Operating Cash Flow (excluding The Fragrance Counter, Inc.'s Operating Cash Flow and cash taxes paid by Borrowers relating to the gain on the sale of The Fragrance Counter of approximately $1,000,000) divided by Total Interest to be less than 1 to 1 as of the discrete calendar quarter ending on December 31, 2000, or less than 1 to 1 as of the end of each calendar quarter ending on March 31, 2001 and thereafter, calculated on a trailing twelve (12) month basis."

     Section 3. Financial Statements and Other Documents. In addition to the other reports required by the Credit Agreement and/or any Loan Document, the Borrowers shall furnish or cause to be furnished to Agent and Lenders (each in such form and containing such detail as are satisfactory to Agent):

     3.1. Thirteen-Week Rolling Cash Flow Forecast. On each Monday, a 13-week rolling cash flow forecast;

     3.2. Guarantors Financials. On or before the date hereof, signed and current personal financial statements and year 2000 tax returns from each of the Guarantors.

     3.3. Other Information. Such other financial and other information concerning the affairs of any the Borrowers as the Agent or Lenders may from time to time reasonably request.

     Section 4. Acknowledgment of Obligations. Borrowers hereby (i) reaffirm and ratify all of the promises, agreements, covenants and Obligations owed to Agent and Lenders under or in respect of the Credit Agreement and/or any other Loan Document, including as amended hereby, and including as described on Exhibit A hereto, and (ii) acknowledge that they are unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including, without limitation, costs of collection and attorneys' fees and expenses) under the Credit Agreement and/or under any Loan Documents, as amended, and that they have no defenses, counterclaims or set-offs with respect to full, complete and timely payment and performance of all of the Obligations.

     Section 5. Ratification of Credit Documents. Except as modified in this Fourth Amendment or in any other instruments or documents executed in connection herewith, (a) all terms and conditions of the Credit Agreement and Loan Documents shall remain in effect in accordance with their original tenor; and
(b) nothing contained herein shall constitute a waiver by the Agent and Lenders or of any of the Agent's and Lenders' rights and remedies (including, without limitation, any of Agent's and Lenders' rights or remedies as to, or any obligations owing to Agent and Lenders of, any person who may be liable to Agent and Lenders on account of any of the Obligations, whether or not such person is a party hereto), all of which rights and remedies are expressly reserved and not waived. Each agreement, covenant, representation and warranty of any Borrowers hereunder shall be deemed to be in addition to, and not in substitution for, the agreements, covenants, representations and warranties previously made by Borrowers. In the event that there shall be any inconsistency between any provisions of this Fourth Amendment and a provision set forth in any other Loan Document, the provision most favorable to Agent and Lenders and most restrictive as to Borrowers shall govern.

     Section 6. Release of Claims. Borrowers hereby release, waive and forever relinquish all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which they have, may have, or might assert now or in the future against Agent and Lenders and/or their affiliates, participants, affiliates, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the execution of this Fourth Amendment with respect to the obligations, the Loan Documents and/or the administration thereof or the Obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing with the Agent, restructuring or collection of any obligations; or (iii) any thing or matter related to any of the foregoing. The inclusion of this paragraph in this Fourth Amendment, and the execution of this Fourth Amendment by Agent and Lenders, does not constitute an acknowledgment or admission by Agent and Lenders of liability for any matter, or a precedent upon which liability may be asserted.

     Section 7. Confirmation of Liens. Borrowers acknowledge, confirm and agree that the Credit Agreement and Loan Documents, as amended, are effective to grant to Agent and Lenders duly perfected, valid and enforceable first priority security interests and liens in the Collateral and that the locations for such Collateral specified in the Credit Agreement and/or Loan Documents have not changed. Borrowers further acknowledge and agree that all of the Obligations are and shall be secured by all such Collateral.

     Section 8. Prohibition on Acquisitions. Notwithstanding Sections 5.5, 5.8 and 5.21 of the Credit Agreement, or any other provision in the Credit Agreement and/or any Loan Document, from and after the date hereof the Borrowers shall not make acquisitions.

     Section 9. Additional Loan. On or before June 1, 2001, Borrowers shall deliver to Agent and Lenders, evidence reasonably satisfactory to Agent and Lenders, that the Guarantors have made an unsecured loan to Borrowers in the amount of not less than $5,000,000 (resulting in receipt of cash in this amount by Borrowers), and which shall be subordinated in priority and payment to the prior indefeasible payment of the Obligations in full in cash (interest may accrue but may not be paid) (the "Jacobs Loan") (all through documentation that is reasonably acceptable to Agent); provided, however, that the Borrowers may repay the Jacobs Loan when and if all of the following conditions have been met:
(i) no Default or Event of Default has occurred or would occur after giving effect to any such payment; (ii) the Maximum Amount has been permanently reduced to $150,000,000; (iii) there is availability under the Revolving Loans after such repayment of the Jacobs Loan of at least $7,500,000 and the Credit Agreement and/or Loan Documents are amended to provide for a $7,500,000 "availability block;" and (iv) the Borrowers are in compliance with the Borrowing Base.

     Section 10. Use of RetailLease.com Proceeds. The Agent and Lenders hereby acknowledge and agree that the Borrowers shall be permitted to use any and all proceeds (approximately $2,150,000) obtained under that certain Lease Agreement Order No. RL-00839, Lease Schedule No. 2 by and between Parent and RetailLease.com to fund the on-going working capital needs of the Borrowers (and only for that purpose).

     Section 11. Conditions Precedent. Agent's and the Lenders' obligations to enter into this Fourth Amendment and perform its obligations hereunder are subject to the condition precedent that the Agent and Lenders shall have received the following documents and other items, duly executed where appropriate by authorized representatives of Borrowers, unless waived by Agent and/or Lender in its sole and absolute discretion (notwithstanding the foregoing or anything else to the contrary, Agent and the Lenders immediately shall be entitled to any and all rights, remedies and benefits set forth in this agreement):

     11.1. Documentation. On or before the date hereof, the Agent shall have received, in form and substance satisfactory to Agent and Lenders and their counsel, a duly executed copy of the following:

                    (i) this Fourth Amendment, duly and properly authorized;

                    (ii) a guaranty, in the form attached hereto as Exhibit B, from the Guarantors, whereby the Guarantors jointly and severally guaranty $5,000,000 of the Obligations plus collection costs plus the amount of any Overadvances, until such time as the Jacobs

                    Loan is made in accordance with Section 9 hereof, at which time, such guaranties shall become limited to the amount of any Overadvances plus collection costs;

                    (iii) evidence that the execution, delivery and performance of this Fourth Amendment by Borrower has been duly authorized by all necessary corporate action; and

                    (iv) consent and recognition of continued subordination by RFE Investment Partners VI, L.P. (and any other "Subordinating Creditors"), in form and substance satisfactory to Agent in its sole discretion.

     11.2. Payment of Expenses. Payment of all accrued but unpaid interest and all accrued but unreimbursed expenses, fees and other charges incurred by Agent and Lenders, including, without limitation, attorneys' fees and expenses incurred prior to or in connection with the preparation, negotiation, execution and delivery of this Fourth Amendment.

     Section 12. Conditions Subsequent. In addition to the foregoing, the Borrowers hereby agree that they shall satisfy all of the conditions set forth in this Section 12. A failure to satisfy any of the conditions contained in this
Section 12 on or before the dates set forth below (time being of the essence) shall immediately constitute a Default and Event of Default under the Credit Agreement and the Loan Documents.

     12.1. Engagement Letter; Unqualified Opinion. On or before June 25, 2001, the Borrowers shall deliver to Agent an engagement letter from BDO Seidman or some other independent certified public accountant of recognized national standing and satisfactory to Agent ("Accountant"), which engagement letter shall provide that the Accountant shall deliver an opinion on or before June 30, 2002 for the fiscal year ended March 31, 2002, containing no material qualification and without relying on the work or work papers of any other person or firm, to the effect that Accountant has audited the consolidated financial statements of the Parent and its Subsidiaries on one hand, and Distributors and its Subsidiaries on the other hand, in accordance with GAAP and that such consolidated financial statements present fairly, in all material respects, the financial position of the Borrowers and their Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

     12.2. 2001 Inspection by Agent. On or before June 4, 2001, the Borrowers shall have assisted the Agent or its designees, (i) to visit and inspect the properties of the Borrowers and their Subsidiaries, to examine and make copies of and take abstracts from the books and records of the Borrowers and any Subsidiaries, at Borrowers' expense, and (ii) to discuss the affairs, finances, accounts, assets and eligible collateral of the Borrowers and any Subsidiaries with appropriate officers.

     12.3. Opinion of Counsel. On or before May 15, 2001, a written opinion of counsel for the Borrowers in form and content satisfactory to Agent, addressed to Agent, and covering such matters related to the transactions contemplated hereby as Agent may reasonably request.

     12.4. Cosmetics Plus Two. On or before May 15, 2001, evidence reasonably satisfactory to Agent relating to the prior dissolution of Cosmetics Plus Two, Inc.

     Section 13. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Fourth Amendment, the Borrowers, jointly and severally, represent and warrant to the Agent and each Lender that each of the representations and warranties set forth in this Fourth Amendment, the Credit Agreement, and the other Loan Documents is true and correct on the date hereof in all material respects, and no event has occurred and no condition exists which constitutes a Default or Event of Default under the Credit Agreement or any other Loan Documents, and since the date of the commencement of the Agent's most recent commercial finance examination, there shall have been no changes in the assets, liabilities, financial condition, business, income, operations, or properties of any of the Borrowers, the effect of which have had or will have, in the aggregate, a material adverse effect on the assets, liabilities, financial condition, business, income, operations, or properties of any of the Borrowers.

     Section 14. Acknowledgement by Guarantors. By executing this Fourth Amendment in the spaces provided below, the Guarantors hereby (a) absolutely and unconditionally reaffirm that Guaranty to which each is a party and (b) absolutely and unconditionally on a joint and several basis, consent to (i) the execution and delivery by the Borrowers of this Fourth Amendment, (ii) the implementation and consummation of arrangements and transactions contemplated by the Credit Agreement (including, without limitation, this Fourth Amendment) and the Loan Documents, and (iii) the performance and observance by the Borrowers of all of their respective agreements, covenants, duties and obligations under the Credit Agreement (including, without limitation, this Fourth Amendment) and the Loan Documents, each as may be amended from time to time.

     Section 15. Miscellaneous Provisions.
                 ------------------------

     15.1. Confirmation of Covenants. As of the date hereof, and after giving effect to the consummation of any transactions contemplated by this Fourth Amendment, the Borrowers acknowledge that each has performed, satisfied, or complied with all covenants, negative covenants and conditions to be performed, satisfied or complied with by it under the Credit Agreement. The Borrowers hereby covenant and agree that, after giving effect to the consummation of the transactions contemplated hereby, the Borrowers will continue to perform, satisfy or comply with all covenants, negative covenants and conditions to be performed, satisfied or complied with by each of them under the Credit Agreement.

     15.2. Cross-Default, Default Interest. The Borrowers hereby acknowledge and agree that any default under this Fourth Amendment shall constitute a Default and/or Event of Default under the Credit Agreement and Loan Documents, whether now existing or hereafter executed, and whether or not such is a Default and/or Event of Default therein. Notwithstanding anything in this Fourth Amendment, the Credit Agreement, and/or Loan Documents to the contrary, upon any Default or Event of Default, at Agent's option (exercised in its sole discretion), the Obligations shall bear interest at the interest rate then in effect plus four percent (4%).

     15.3. Counterparts. This Fourth Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same instrument. In making proof of this Fourth Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the Borrowers, the Agent and the Lenders.

     15.4. Joint and Several Liability. All of the Obligations undertaken hereunder by the Borrowers and Guarantors are hereby undertaken by each of them jointly and severally.

     15.5. Descriptive Headings. The captions and headings of the various sections and subsections of this Fourth Amendment are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

     15.6. Severability. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Fourth Amendment under particular circumstances shall not affect the validity or enforceability thereof or of the Credit Agreement, under other circumstances, or the validity or the enforceability of the remaining portions of this Fourth Amendment or the Credit Agreement.

     15.7. Governing Law. This Fourth Amendment shall be deemed to be a contract under seal and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of law provisions contained therein).

     15.8. Time of the Essence. Time is of the essence of each aspect of this Fourth Amendment.

                           [SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment under seal as of the date first above written by their respective officers herein and duly authorized.

BORROWERS:                         ALLOU HEALTH & BEAUTY CARE, INC.


                                   By: /s/ David Shamilzadeh
                                       --------------------------
                                       David Shamilzadeh, President
                                       and Chief Financial Officer


                                   ALLOU DISTRIBUTORS, INC.


                                   By:  /s/ David Shamilzadeh
                                       --------------------------
                                       David Shamilzadeh, President
                                       and Chief Financial Officer


SUBSIDIARIES:                      Allou Personal Care Corporation
                                   M. Sobol, Inc.
                                   Superbuy of New York, Inc.
                                   Rona Beauty Supplies, Inc.
                                   Hempstead Health & Beauty Aids, Inc.
                                   Pastel Cosmetic and Beauty Aids, Inc.
                                   HBA National Sales Corp.
                                   HBA Distributors, Inc.
                                   Trans World Grocers, Inc.
                                   Domino Paper Company, Inc.
                                   Russ Kalvin Personal Care Corp.
                                   Stanford Personal Care Manufacturing, Inc.
                                   Direct Fragrances, Inc.


                                   By:  /s/ David Shamilzadeh
                                       --------------------------
                                       David Shamilzadeh, President
                                       and Chief Financial Officer


AGENT:                              FLEET CAPITAL CORPORATION,
                                    as Agent for the Lenders


                                    By:  /s/ Walter P. Schuppe
                                        --------------------------
                                        Walter P. Schuppe, Senior Vice President

LENDERS:                            FLEET CAPITAL CORPORATION


                                    By:  /s/ Walter P. Schuppe
                                          ---------------------
                                        Walter P. Schuppe, Senior Vice President


                                    LASALLE BUSINESS CREDIT, INC.


                                    By:  /s/ Lawrence P. Garni
                                         ---------------------
                                        Lawrence P. Garni, Executive Vice
                                        President


                                    BANK LEUMI USA


                                    By:  /s/ Paul Tine
                                         --------------------------
                                         Paul Tine, Vice President


                                    DIME COMMERCIAL CORP.


                                    By:  /s/ James A. Fisher
                                         --------------------------
                                         James A. Fisher, Senior Vice President


                                    ALLFIRST BANK


                                    By:  /s/ John T. Penny
                                         --------------------------
                                         John T. Penny, Vice President


                                    KEY CORPORATE CAPITAL, INC.


                                    By:  /s/ Alex Strazella
                                         --------------------------
                                         Alex Strazella, Vice President

                                    AMERICAN NATIONAL BANK AND TRUST COMPANY
                                    OF CHICAGO


                                    By:  /s/ M. Martha Gaskin
                                         --------------------------
                                         M. Martha Gaskin, Vice President


                                    WEBSTER BANK


                                    By:  /s/ Charles C. Thomas
                                         --------------------------
                                         Charles C. Thomas, Vice President


                                    MELLON BANK


                                    By:  /s/ Alfred J. Joseph
                                         --------------------------
                                         Alfred J. Joseph, Vice President


GUARANTORS:                         By:  /s/ Victor Jacobs
                                         --------------------------
(each of whom joins in the release       Victor Jacobs
set forth in Section 6 hereof)

                                    By:  /s/ Herman Jacobs
                                         --------------------------
                                         Herman Jacobs


                                    By:  /s/ Jacob Jacobs
                                         --------------------------
                                         Jacob Jacobs

                                    EXHIBIT A
                                    ---------

                                  (Obligations)

                      (Unpaid principal as of May 4, 2001)*



A.    Revolving Loans:  $172,288,159.40


B.    Letters of Credit:  $0 (none outstanding)

      *plus accrued and accruing interest and costs

      ----- ----- ----- ---------- ---------- ---------- ----- ----- ----- -----

                           LENDER'S COMMITMENT AMOUNTS
                           ---------------------------

                  FCC                            $48,649,217
                  ANB                             29,754,880
                  Allfirst                        14,594,776
                  DCC                             14,594,776
                  LBC                             11,675,824
                  KCC                             14,594,776
                  BLT                              9,729,851
                  Webster                         12,162,313
                  Mellon                          24,324,627

                                    EXHIBIT B
                                    ---------

                                   (Guaranty)

                                LIMITED GUARANTEE
                                -----------------


                                                                   May 7, 2001


Fleet Capital Corporation
200 Glastonbury Boulevard
Glastonbury, CT  06033

      Re: Allou Health & Beauty Care, Inc., Allou Distributors, Inc., Allou Personal Care Corporation, M. Sobol, Inc., Superbuy of New York, Inc., Rona Beauty Supplies, Inc., Hempstead Health & Beauty Aids, Inc., Pastel Cosmetic and Beauty Aids, Inc., HBA National Sales Corp., HBA Distributors, Inc., Trans World Grocers, Inc., Domino Paper Company, Inc., Russ Kalvin Personal Care Corp., Stanford Personal Care Manufacturing, Inc., and Direct Fragrances, Inc. (individually and collectively, "Borrower")
           -------------------------------------------------------------------

Gentlemen:

     Fleet Capital Corporation ("Fleet"), individually and as agent for itself and certain other Lenders (as defined in the Loan Agreement) (including Fleet and each of such other Lenders, individually and collectively, "Lender") and Borrower have entered into certain financing arrangements pursuant to which Lender has made and may make loans and advances and provide other financial accommodations to Borrower as set forth in that certain Fifth Restated and Amended Revolving Credit and Security Agreement, dated as of May 5, 2000, as amended, by and between Borrower and Lender (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Guarantee (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

     Due to the close business and financial relationships between Borrower and each and all of the undersigned (individually and collectively, "Guarantors"), in consideration of the benefits which will accrue to Guarantors and as an inducement for and in consideration of Lender making loans and advances and providing other financial accommodations to Borrower pursuant to the Loan Agreement and the other Financing Agreements, each of Guarantors hereby jointly and severally agrees in favor of Lender as follows:

     1.   A. Guarantee.

     1.1. Each of Guarantors absolutely and unconditionally, jointly and severally, guarantees and agrees to be liable for the full and indefeasible payment and performance when due of the following (all of which are collectively referred to herein as the "Guaranteed Obligations"): (i) all obligations, liabilities and indebtedness of any kind, nature and description of Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Loan Agreement, the other Financing Agreements or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case and including loans, interest, fees, charges and expenses related thereto and all other obligations of Borrower or its successors to Lender arising after the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender and (ii) all expenses (including, without limitation, attorneys' fees and legal expenses) incurred by Lender in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of Borrower's obligations, liabilities and indebtedness as aforesaid to Lender, the rights of Lender in any collateral or under this Guarantee and all other Financing Agreements or in any way involving claims by or against Lender directly or indirectly arising out of or related to the relationships between Borrower, any of Guarantors or any other Obligor (as hereinafter defined) and Lender, whether such expenses are incurred before, during or after the initial or any renewal term of the Loan Agreement and the other Financing Agreements or after the commencement of any case with respect to Borrower or any of Guarantors under the United States Bankruptcy Code or any similar statute.

     1.2. This Guarantee is a guaranty of payment and not of collection. Each of Guarantors agrees that Lender need not attempt to collect any Guaranteed Obligations from Borrower, any one of Guarantors or any other Obligor or to realize upon any collateral, but may require any one of Guarantors to make immediate payment of all of the Guaranteed Obligations to Lender when due, whether by maturity, acceleration or otherwise, or at any time thereafter. Lender may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower or Guarantors) and in such order as Lender may elect.

     1.3. Payment by Guarantors shall be made to Lender at the office of Lender from time to time on demand as Guaranteed Obligations become due. Guarantors shall make all payments to Lender on the Guaranteed Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. One or more successive or concurrent actions may be brought hereon against any of Guarantors either in the same action in which Borrower or any of the other Guarantors or any other Obligor is sued or in separate actions. In the event any claim or action, or action on any judgment, based on this Guarantee is brought against any of Guarantors, each of Guarantors agrees not to deduct, set-off, or seek any counterclaim for or recoup any amounts which are or may be owed by Lender to any of Guarantors.

     1.4. This Guarantee is in addition to (and in no way diminishes, releases or modifies) any other guarantees or related types of agreements by the Guarantors.

          B. Limitation on Liability. Notwithstanding anything in this Guarantee to the contrary, the liability of the Guarantors herein shall be limited to the sum of (i) (A) until such time as the Jacobs Loan is made in accordance with
Section 9 of that certain Fourth Amendment to Fifth Restated and Amended Revolving Credit and Security Agreement date the date hereof (the "Fourth Amendment"): $5,000,000, or (B) from and after the time that the Jacobs Loan is made in accordance with Section 9 of the Fourth Amendment: $0, in each case, plus (ii) the amount of any Overadvances (under and as defined in) the Loan Agreement, and plus (iii) costs, expenses and other charges incurred by Lender in connection with the collection, enforcement, liquidation or defense of this Guarantee (including, but not limited to attorney's fees and legal expenses).

     2. Waivers and Consents.
        --------------------

     2.1. Notice of acceptance of this Guarantee, the making of loans and advances and providing other financial accommodations to Borrower and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Borrower or any of Guarantors are entitled are hereby waived by each of Guarantors. Each of Guarantors also waives notice of and hereby consents to, (i) any amendment, modification, supplement, extension, renewal, or restatement of the Loan Agreement and any of the other Financing Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, interest rate, fees, other charges, or any collateral, and the guarantee made herein shall apply to the Loan Agreement and the other Financing Agreements and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, (ii) the taking, exchange, surrender and releasing of collateral or guarantees now or at any time held by or available to Lender for the obligations of Borrower or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property which is security for the Guaranteed Obligations (individually, an "Obligor" and collectively, the "Obligors"), including, without limitation, the surrender or release by Lender of any one of Guarantors hereunder, (iii) the exercise of, or refraining from the exercise of any rights against Borrower, any of Guarantors or any other Obligor or any collateral, (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations and (v) any financing by Lender of Borrower under
Section 364 of the United States Bankruptcy Code or consent to use of cash collateral by Lender under Section 363 of the United States Bankruptcy Code. Each of Guarantors agrees that the amount of the Guaranteed Obligations shall not be diminished and the liability of Guarantors hereunder shall not be otherwise impaired or affected by any of the foregoing.

     2.2. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guarantee, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of Borrower in respect of any of the Guaranteed Obligations, or any one of Guarantors in respect of this Guarantee, affect, impair or be a defense to this Guarantee. Without limitation of the foregoing, the liability of Guarantors hereunder shall not be discharged or impaired in any respect by reason of any failure by Lender to perfect or continue perfection of any lien or security interest in any collateral or any delay by Lender in perfecting any such lien or security interest. As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, Guarantors shall be liable therefor, even if Borrower's liability for such amounts does not, or ceases to, exist by operation of law. Each of Guarantors acknowledges that Lender has not made any representations to any of Guarantors with respect to Borrower, any other Obligor or otherwise in connection with the execution and delivery by Guarantors of this Guarantee and Guarantors are not in any respect relying upon Lender or any statements by Lender in connection with this Guarantee.

     2.3. Each of Guarantors hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against Borrower, any collateral for the Guaranteed Obligations or other assets of Borrower or any other Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Lender by each of Guarantors hereunder and each of Guarantors hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which Guarantors might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Guarantors, Borrower or any other Obligor upon the Guaranteed Obligations or realized from their property.

     3. Subordination. Payment of all amounts now or hereafter owed to Guarantors by Borrower or any other Obligor is hereby subordinated in right of payment to the indefeasible payment in full to Lender of the Guaranteed Obligations and all such amounts and any security and guarantees therefor are hereby assigned to Lender as security for the Guaranteed Obligations.

     4. Intentionally Omitted.
        ---------------------

     5. Account Stated. The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding against or involving Guarantors as prima facie proof of the items therein set forth, and the monthly statements of Lender rendered to Borrower, to the extent to which no written objection is made within thirty (30) days from the date of sending thereof to Borrower, shall be deemed conclusively correct and constitute an account stated between Lender and Borrower and be binding on Guarantors, absent manifest error.

     6. Termination. This Guarantee is continuing, unlimited, absolute and unconditional. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guarantee. Each of Guarantors shall continue to be liable hereunder until one of Lender's officers actually receives a written termination notice from a Guarantor sent to Lender at its address set forth above by certified mail, return receipt requested and thereafter as set forth below. Such notice received by Lender from any one of Guarantors shall not constitute a revocation or termination of this Guarantee as to any of the other Guarantors. Revocation or termination hereof by any of Guarantors shall not affect, in any manner, the rights of Lender or any obligations or duties of any of Guarantors (including the Guarantor which may have sent such notice) under this Guarantee with respect to (a) Guaranteed Obligations which have been created, contracted, assumed or incurred prior to the receipt by Lender of such written notice of revocation or termination as provided herein, including, without limitation, (i) all amendments, extensions, renewals and modifications of such Guaranteed Obligations (whether or not evidenced by new or additional agreements, documents or instruments executed on or after such notice of revocation or termination), (ii) all interest, fees and similar charges accruing or due on and after revocation or termination, and (iii) all attorneys' fees and legal expenses, costs and other expenses paid or incurred on or after such notice of revocation or termination in attempting to collect or enforce any of the Guaranteed Obligations against Borrower, Guarantors or any other Obligor (whether or not suit be brought), or (b) Guaranteed Obligations which have been created, contracted, assumed or incurred after the receipt by Lender of such written notice of revocation or termination as provided herein pursuant to any contract entered into by Lender prior to receipt of such notice. The sole effect of such revocation or termination by any of Guarantors shall be to exclude from this Guarantee the liability of such Guarantor for those Guaranteed Obligations arising after the date of receipt by Lender of such written notice which are unrelated to Guaranteed Obligations arising or transactions entered into prior to such date. Without limiting the foregoing, this Guarantee may not be terminated and shall continue so long as the Loan Agreement shall be in effect (whether during its original term or any renewal, substitution or extension thereof).

     7. Reinstatement. If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Guaranteed Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guarantee shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Each of Guarantors shall be liable to pay to Lender, and does indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 7 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 7 shall survive the termination or revocation of this Guarantee.

     8. Amendments and Waivers. Neither this Guarantee nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     9. Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

     9.1. The validity, interpretation and enforcement of this Guarantee and any dispute arising out of the relationship between any of Guarantors and Lender, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of law).

     9.2. Each of Guarantors hereby irrevocably consents and submits to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Guarantee or any of the other Financing Agreements or in any way connected with or incidental to the dealings of any of Guarantors and Lender in respect of this Guarantee or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between any of Guarantors or Borrower and Lender or the conduct of any such persons in connection with this Guarantee, the other Financing Agreements or otherwise shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any of Guarantors or his or her property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on any collateral at any time granted by Borrower or any of Guarantors to Lender or to otherwise enforce its rights against any of Guarantors or his or her property).

     9.3. Each of Guarantors hereby waives personal service of any and all process upon such Guarantor and consents that all such service of process may be made by certified mail (return receipt requested) directed to his or her address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon any of Guarantors in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, any of Guarantors so served shall appear in answer to such process, failing which such Guarantors shall be deemed in default and judgment may be entered by Lender against Guarantors for the amount of the claim and other relief requested.

     9.4. EACH OF GUARANTORS HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS, OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY OF GUARANTORS AND LENDER IN RESPECT OF THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF GUARANTORS HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF GUARANTORS OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTORS AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     9.5. Lender shall not have any liability to Guarantors (whether in tort, contract, equity or otherwise) for losses suffered by Guarantors in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guarantee, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Loan Agreement and the other Financing Agreements.

     10. Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth above and to each of Guarantors at his or her address set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     11. Partial Invalidity. If any provision of this Guarantee is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guarantee as a whole, but this Guarantee shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     12. Entire Agreement. This Guarantee represents the entire agreement and understanding of this parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

     13. Successors and Assigns. This Guarantee shall be binding upon Guarantors and their respective heirs, executors, administrators, endorsees, successors and assigns and shall inure to the benefit of Lender and its successors, endorsees, transferees and assigns.

     14. Construction. All references to the term "Guarantors" wherever used herein shall mean each and all of Guarantors and their respective heirs, executors, administrators, successors and assigns, individually and collectively, jointly and severally (including, without limitation, any receiver, trustee or custodian for any of Guarantors or any of their respective assets or any of Guarantors in his or her capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term "Lender" wherever used herein shall mean each and all Lenders, singly and collectively, and its successors and assigns and all references to the term "Borrower" wherever used herein shall mean each and all Borrowers, singly and collectively, and its successors and assigns (including, without limitation, any receiver, trustee or custodian for Borrower or any of its assets or Borrower in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term "Person" or "person" wherever used herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural.

     IN WITNESS WHEREOF, each of Guarantors has executed and delivered this Guarantee as of the day and year first above written.

WITNESS:

------------------------------      ------------------------------------

                                    Name: Victor Jacobs
                                    Address:
                                             ---------------------------


WITNESS:

------------------------------      ------------------------------------

                                    Name:  Herman Jacobs
                                    Address:
                                             ---------------------------


WITNESS:
------------------------------      ------------------------------------

                                    Name:  Jacob Jacobs
                                    Address:
                                             ---------------------------


STATE OF          )
                  )  ss.:
COUNTY OF         )

     On this ____ day of May, 2001, before me personally came Victor Jacobs, to me known, to be the individual described in and which executed the foregoing instrument, as his free act and deed.


                                    --------------------------------------------
                                                                 , Notary Public
                                    My commission expires:

STATE OF          )
                  )  ss.:
COUNTY OF         )

     On this ____ day of May, 2001, before me personally came Herman Jacobs, to me known, to be the individual described in and which executed the foregoing instrument, as his free act and deed.


                                    --------------------------------------------
                                                                 , Notary Public
                                    My commission expires:


STATE OF          )
                  )  ss.:
COUNTY OF         )

      On this ____ day of May, 2001, before me personally came Jacob Jacobs, to me known, to be the individual described in and which executed the foregoing instrument, as his free act and deed.



                                    --------------------------------------------
                                                                 , Notary Public
                                    My commission expires:



                                      -9-